                                                           Exhibits 8.1 and 23.2

                           REED SMITH SHAW & McCLAY



MAILING ADDRESS                         435 SIXTH AVENUE               HARRISBURG, PA
P.O. BOX 2009                                                              McLEAN, VA
PITTSBURGH, PA 15230-2009      PITTSBURGH, PENNSYLVANIA 15219-1886       NEW YORK, NY
                                                                           NEWARK, NJ
                                            412-288-3131             PHILADELPHIA, PA
                                                                        PRINCETON, NJ
                                          FAX 412-288-3063             WASHINGTON, DC


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                                           May 28, 1997


Mellon Bank Corporation
One Mellon Bank Center
Pittsburgh, PA 15258

                           Re: Merger of Buck Consultants, Inc. with
                               and into Buck Acquisition Corporation
                               --------------------------------------

Dear Sirs:

     You have requested our opinion as to certain federal income tax consequences resulting from the merger of Buck Consultants, Inc., a Delaware corporation ("Buck"), with and into Buck Acquisition Corp. ("Sub"), a Delaware corporation that is a directly and wholly owned subsidiary of Mellon Bank
Corporation ("Mellon"), a Pennsylvania corporation, pursuant to the Agreement and Plan of Reorganization, between Mellon and Buck (the "Agreement"), dated
March 17, 1997. We understand that this opinion will be incorporated into a registration statement to be filed with the Securities and Exchange Commission on May 28, 1997 which includes a Prospectus/Proxy Statement (the "Registration
Statement"). Under the terms of the Agreement, Buck will merge with and into Sub
(the "Merger"). Capitalized terms not defined in this opinion letter have the meanings given them in the Agreement.

     In rendering this opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (i)   the Agreement;

     (ii)  the Registration Statement dated May 28, 1997;

    (iii) the Officer's Certificate dated May 27, 1997 addressed to this firm by Mellon and attached hereto as "Exhibit A";

     (iv) the Officer's Certificate dated May 27, 1997 addressed to this firm by Buck and attached hereto as "Exhibit B"; and



REED SMITH SHAW & McCLAY

Mellon Bank Corporation                  -2-                      May 28, 1997


                  (v) the Stockholders' Certificates addressed to this firm by the stockholders of Buck and attached hereto as "Exhibit C".


In our review of the foregoing documents, we have assumed the accuracy of all information set forth in such documents, the genuineness of all signatures on the documents which we have reviewed and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies. In the case of the Stockholders' Certificates, which have not been received in executed form as of the date hereof, this opinion is subject to the receipt of such Certificates prior to the date of the Merger. In addition, we examined such other documents and information as we deemed to be necessary or appropriate in order to render the opinions set forth herein.

     We have made the following assumptions in rendering the opinions set forth below:

                 (i) the Merger will be consummated in the manner described in the Agreement;

                (ii) the statements made in the Mellon Officer's Certificate are true and complete as of the date thereof and as of the Effective Time; and

               (iii) the representations made in the Buck Officer's Certificate and the Buck Stockholders' Certificate are true and complete as of the date thereof and as of the Effective Time.

     Based upon and subject to the foregoing, we are of the opinion that the merger of Buck with and into Sub will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986 (the "Code") and as a forward triangular merger under Section 368(a)(2)(D) of the Code. At your request, we have reviewed the discussion of the federal income tax issues in the Registration Statement. We believe that such discussion fairly presents the current federal income tax law applicable to the Merger and the material federal income tax consequences to Mellon, Sub, Buck, and the Buck stockholders.

     Our opinion is limited to the foregoing federal income tax consequences of the Merger. Further, our opinion is based on the Code, Treasury Regulations, case law, and Internal Revenue Service announcements and rulings as of the date of this opinion. All such authorities are subject to change, which change may be retroactive and may affect the conclusions rendered in this opinion.

REED SMITH SHAW & McCLAY

Mellon Bank Corporation                 -3-                         May 28, 1997



     This opinion is being delivered solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We consent to the use of our name in the Registration Statement.



                                          Very truly yours,

                                          /s/ Reed Smith Shaw & McClay

                                          REED SMITH SHAW & McCLAY